UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2011 (July 21, 2011)

Capitol Bancorp Ltd.
(Exact Name of Registrant as Specified in its Charter)
____________________________

Michigan (State or other jurisdiction of incorporation)	001-31708 (Commission File No.)	38-2761672 (IRS Employer Identification No.)

Capitol Bancorp Center
200 Washington Square North, Lansing, Michigan 48933
(Address of Principal Executive Offices)  (Zip Code)

(517) 487-6555
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On July 19, 2011, the board of directors (the “Board of Directors”) of Capitol Bancorp Ltd., a Michigan corporation (the “Company”), declared a dividend of one preferred share purchase right (a “Right”) in respect of each share of common stock, no par value per share, of the Company (“Common Share”) outstanding at the close of business on August 1, 2011 (the “Record Date”), and to become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (each as defined in the Plan).  The Rights will be issued pursuant to a Tax Benefits Preservation Plan, dated as of July 21, 2011 (the “Plan”), between the Company and Mellon Investor Services LLC, a New Jersey limited liability company, as Rights Agent (the “Rights Agent”).  Each Right represents the right to purchase, upon the terms and subject to the conditions in the Plan, 1/10,000th of a share of Series Y Junior Participating Preferred Stock, no par value per share (“Preferred Share”), for $1.00 (the “Purchase Price”), subject to adjustment.  Each Preferred Share has the designations, powers, preferences and rights set forth in the Certificate of Designations of Series Y Junior Participating Preferred Stock filed on July 21, 2011 with the Department of Licensing and Regulatory Affairs of the State of Michigan (the “Certificate of Designations”).

The purpose of the Plan is to protect the Company’s ability to carry forward its net operating losses and certain other tax attributes (collectively, the “Tax Benefits”).  The Company has experienced and may continue to experience substantial net operating losses for federal and state income tax purposes.  In general, the Company may “carry forward” net operating losses in certain circumstances to offset current and future taxable income, which will reduce federal and state income tax liability, subject to certain requirements and restrictions.  The Plan also has certain ancillary anti-takeover effects.

These Tax Benefits can be valuable to the Company.  However, if the Company experiences an “ownership change”, as defined for purposes of Section 382 (“Section 382”) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, its ability to use the Tax Benefits could be substantially limited and delayed, which would significantly impair the value of the Tax Benefits.

Generally, the Company will experience an “ownership change” if the percentage of the shares of the Common Stock owned by one or more “five-percent shareholders” increases by more than fifty percentage points over the lowest percentage of shares of the Common Stock owned by such stockholder at any time during the prior three-year period or, if sooner, since the Company’s last “ownership change”.  Therefore, the Plan has a 4.99% “trigger” threshold that is intended to act as a deterrent to any person or entity seeking to acquire 4.99% or more of the outstanding Common Stock without the prior approval of the Board of Directors.  There is no guarantee, however, that the Plan will prevent the Company from experiencing an ownership change.

After giving careful consideration to this issue, the Board of Directors has concluded that the Plan is in the best interests of the Company and its shareholders.

Prior to the Distribution Date, the Rights would be evidenced by, and trade with, the Common Shares and would not be exercisable. After the Distribution Date, the Company would cause the Rights Agent to mail rights certificates to shareholders and the Rights would trade independently of the Common Shares.

The Rights would separate from the Common Shares and become exercisable following the earlier of (i) the close of business on the tenth business day after the date (the “Shares Acquisition Date”) of the first public announcement by the Company in a press release expressly referring to the Plan indicating that an Acquiring Person has become such and (ii) the close of business on the tenth business day (or such later day as may be designated by the Board of Directors prior to a Shares Acquisition Date) after the date of the commencement of a tender or exchange offer by any person which would or could, if consummated, result in such person becoming an Acquiring Person (such earlier date, the “Distribution Date”).

On or after the Distribution Date, each Right (other than Rights treated as beneficially owned by the Acquiring Person) will generally entitle the holder to purchase, at a price equal to the then current Purchase Price multiplied by the number of 1/10,000ths of a Preferred Share for which a Right is then exercisable, such number of Common Shares as shall equal the result obtained by (i) multiplying the then current Purchase Price by the number of 1/10,000ths of a Preferred Share for which a Right is then exercisable and dividing that product by (ii) 50% of the then current per share market price of the Common Shares on the date of the occurrence of such event.

“Acquiring Person” means any person that, together with its affiliates, beneficially owns 4.99% or more of the Common Shares, other than (i) the United States government; (ii) the Company or any subsidiary or employee benefit plan or compensation arrangement of the Company; (iii) any person that, together with its affiliates, was on the Record Date, the beneficial owner of 4.99% or more of the Common Shares; (v) any person that would beneficially own 4.99% or more of Common Shares as a result of a redemption by the Company; (vi) any person that the Board of Directors determines, in its sole discretion, has inadvertently become a 4.99% holder so long as such person promptly divests sufficient shares; and (vii) any person that has become a 4.99% holder if the Board of Directors in good faith determines that the attainment of such status has not jeopardized or endangered the Company’s utilization of the Tax Benefits.

At any time after the Shares Acquisition Date, the Board of Directors may, at its option, exchange all or part of the then outstanding and exercisable Rights for Common Shares at an exchange ratio of one Common Share per Right, subject to adjustments and limitations described in the Plan.

The issuance of the Rights is not taxable to holders of the Company’s Common Shares for United States federal income tax purposes.

The Board of Directors may, at its option, redeem all, but not fewer than all, of the then outstanding Rights at a redemption price of $0.0001 per Right at any time prior to the Shares Acquisition Date.

The Rights will expire on the earlier of (i) the close of business on the date that is the third anniversary of the date of the Plan, (ii) the time at which all Rights are redeemed, (iii) the time at which all Rights are exchanged, (iv) such time as the Board of Directors determines, in its sole discretion, that the Rights and the Plan are no longer necessary for the preservation of the existence of the Tax Benefits and (v) a date prior to a Shares Acquisition Date on which the Board of Directors determines, in its sole discretion, that the Rights and the Plan are no longer in the best interests of the Company and its shareholders.

The Company may from time to time before the Shares Acquisition Date supplement or amend the Plan without the approval of any holders of Rights (or, prior to the Distribution Date, the holders of Common Shares). After the Shares Acquisition Date, the Plan shall not be amended in any manner that would adversely affect the interests of the holders of Rights.

A Rights holder has none of the rights of a shareholder of the Company, including the right to vote or receive dividends. The Plan includes anti-dilution provisions designed to maintain the effectiveness of the Rights.

The above summary of the Plan is qualified by reference to the Certificate of Designations, the Plan and the form of Rights Certificate, copies of which are attached hereto as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, and incorporated herein by reference.

Item 3.03.                      Material Modification to Rights of Security Holders.

The information set forth under “Item 1.01 Entry Into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.03.                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 21, 2011, the Company filed the Certificate of Designations with the Department of Licensing and Regulatory Affairs of the State of Michigan.  See the description set forth under “Item 1.01. Entry into a Material Definitive Agreement” for a more complete description of the rights and preferences of the Preferred Shares, which is incorporated into this Item 5.03 by reference.  A copy of the Certificate of Designations is attached hereto as Exhibit 4.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Tax Benefits Preservation Plan, dated as of July 21, 2011, by and between Capitol Bancorp Ltd. and Mellon Investor Services LLC, as Rights Agent
4.2
Certificate of Designations of Series Y Junior Participating Preferred Stock, as filed with the Department of Licensing and Regulatory Affairs of Michigan on July 21, 2011 (attached as an exhibit to the Tax Benefits Preservation Plan attached as Exhibit 4.1 hereto)

4.3	Form of Right Certificate (attached as an exhibit to the Tax Benefits Preservation Plan attached as Exhibit 4.1 hereto)
99.1	News release issued by Capitol Bancorp Ltd. on July 25, 2011 announcing Capitol Bancorp Ltd.’s adoption of the Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                 Capitol Bancorp Ltd.

Dated: July 25, 2011                                                                                                                                     By: /s/ Cristin K. Reid
Name:  Cristin K. Reid
Title:  Corporate President

Exhibit Index

Exhibit No.	Description
4.1	Tax Benefits Preservation Plan, dated as of July 21, 2011, by and between Capitol Bancorp Ltd. and Mellon Investor Services LLC, as Rights Agent
4.2
Certificate of Designations of Series Y Junior Participating Preferred Stock, as filed with the Department of Licensing and Regulatory Affairs of Michigan on July 21, 2011 (attached as an exhibit to the Tax Benefits Preservation Plan attached as Exhibit 4.1 hereto)

4.3	Form of Right Certificate (attached as an exhibit to the Tax Benefits Preservation Plan attached as Exhibit 4.1 hereto)
99.1	News release issued by Capitol Bancorp Ltd. on July 25, 2011 announcing Capitol Bancorp Ltd.’s adoption of the Plan